Exhibit 99.1

10X Capital Venture Acquisition Corp. III Receives NYSE Notice Regarding Noncompliance

New York, NY, Jan. 31, 2024 (GLOBE NEWSWIRE) -- 10X Capital Venture Acquisition Corp. III (NYSE American: VCXB, VCXB.U, VCXB WS) (“10X III”), announced today that NYSE Regulation (“NYSER”), by letter dated January 29, 2024 (the “Notice”), notified 10X III that it is not currently in compliance with Section 1003(b)(i) of the NYSE American LLC Company Guide because 10X III has fewer than 300 public shareholders. The Notice provides that 10X III has until February 28, 2024 (the “Compliance Plan Due Date”) to submit a plan to NYSER outlining how it intends to cure the deficiency and regain compliance with the NYSE American LLC’s (the “NYSE American”) continued listing standards by January 14, 2025. The plan will be reviewed by NYSER. NYSER will either accept the plan, at which time 10X III will be subject to quarterly monitoring for compliance with this plan, or NYSER will not accept the plan and 10X III will be subject to suspension and delisting procedures. 10X III intends to submit a plan by the Compliance Plan Due Date.

The Notice and the procedures described above have no current effect on the continued listing of 10X III’s securities on the NYSE American, subject to 10X III’s compliance with the NYSE American’s other applicable listing requirements.

About 10X Capital Venture Acquisition Corp. III

10X Capital Venture Acquisition Corp. III (NYSE American: VCXB, VCXB.U, VCXB WS) is a special purpose acquisition company sponsored by 10X Capital, focused on identifying high growth businesses domestically and abroad and bringing them to the public markets. For more information visit https://www.10xspac.com/spaciii.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally are accompanied by words such as “will,” “expect,” “anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside 10X III’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Contact

ir@10xcapital.com